EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	Tad Hutcheson
July 26, 2007		tad.hutcheson@airtran.com
678.254.7442

Arne Haak (Financial)		Judy Graham-Weaver
407.318.5187		judy.graham-weaver@airtran.com
678.254.7448

David Hirschman
david.hirschman@airtran.com
678.254.7465

AIRTRAN HOLDINGS, INC., REPORTS NET INCOME OF $41.5 MILLION

- Record Revenue of $614.1 Million -

- Record 6.3 Million Passengers -

- Record $69.7 Million Operating Profit; Operating Margin 11.4 Percent -

- Non-Fuel Unit Costs Decline 6.0 Percent –

ORLANDO, Fla., (July 26, 2007) — AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported net income of $41.5 million, or $0.41 per diluted share, for the second quarter of 2007.

During the second quarter AirTran Airways served a record 6.3 million passengers and achieved an all-time record load factor of 78.8 percent. Included in the second-quarter results is a $4.5 million after-tax gain on the sale of two 737-700 aircraft or $0.04 per diluted share.

Commenting on the quarter, Joe Leonard, AirTran’s chairman and chief executive officer, said, “I am extremely proud of our second-quarter performance. AirTran Airways served a record number of passengers, and we also set a new operating profit record of $69.7 million. Clearly, the customers appreciate the quality and value of our product as demonstrated by these results.”

Revenue for the quarter was a record $614.1 million. Capacity, as measured in available seat miles, increased 21.3 percent over the same period last year and reflects the addition of 18 new Boeing 737-700s. Traffic, or revenue passenger miles, increased 22.3 percent resulting in the record 78.8 percent load factor, up 0.7 percentage points compared to second quarter 2006.

“AirTran Airways Crew Members continued to deliver great customer service which resulted in the airline serving a record number of passengers this quarter,” said Bob Fornaro, AirTran’s president and chief operating officer. “I want to acknowledge the hard work and dedication of our Crew Members and thank them for their industry-leading operating performance.”

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AirTran Holdings, Inc., Reports Net Income of $41.5 Million

AirTran Airways ranked first among major carriers for baggage delivery and on-time performance of 85.5 percent and had the second lowest rate of involuntary denied boardings and complaints, according to the most recent DOT Air Travel Consumer Report.

“Looking forward, passenger demand appears strong,” said Fornaro. “With the delivery on July 16th of our last Boeing737-700 for 2007, we expect to see improving trends in unit revenue and costs during the second half.”

AirTran achieved a reduction in non-fuel unit costs on a year-over-year basis for the fourth consecutive quarter. Non-fuel costs per available seat mile (CASM) declined 6.0 percent year-over-year to 5.92 cents, an all-time record.

“We are seeing the benefits of our investment in the 737, an expanding route network, and a company-wide focus on productivity and costs. In a time of high fuel prices, we continue to reduce costs in order to keep fares low and profitably grow the airline,” said Stan Gadek, AirTran’s senior vice president of finance and chief financial officer.

Highlights of AirTran Airways’ accomplishments during the second quarter and year to date include:

•	Delivery of the 50th new Boeing 737-700 aircraft.

•	Launched more than a dozen new nonstop routes, including service to St. Louis, Mo.; San Diego, Calif.; Charleston, S.C. and Portland, Maine.

•	Created over 500 new jobs, including the hiring of the company’s 2,000th flight attendant.

•	Entered into an $82 million deposit financing agreement for 18 aircraft to be delivered in 2009 and 2010.

•	Ordered 15 new Boeing 737-700 aircraft for delivery in 2011 and 2012.

•	Awarded two additional slots at Ronald Reagan Washington National Airport.

•	Honored as the 2007 Airline Strategy Award recipient for Low Cost and Regional Leadership by Airline Business magazine.

•	Debuted four new Get Up and “Go” television spots.

•	Became the official airline of America’s 400th Anniversary at Jamestown, VA.

AirTran Holdings, Inc., will conduct a conference call to discuss quarterly results today at 10:00 a.m. EDT. A live broadcast of the conference call will be available via the Internet in the investor relations section at www.airtran.com.

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AirTran Holdings, Inc., Reports Net Income of $41.5 Million

Editor’s note: Statements regarding the Company’s operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company’s ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2006. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

# # #

* Attached: Consolidated Statements of Operations *

AirTran Holdings, Inc.

Consolidated Statements of Income

(In thousands, except per share data and statistical summary)

(Unaudited)

	Three Months Ended June 30,		Percent Change
	2007	2006
Operating Revenues:
Passenger	$586,407	$509,447	15.1
Cargo	1,159	865	34.0
Other	26,492	17,851	48.4

Total operating revenues	614,058	528,163	16.3
Operating Expenses:
Salaries, wages and benefits	110,972	96,508	15.0
Aircraft fuel	204,006	175,116	16.5
Aircraft rent	60,667	56,915	6.6
Distribution	23,874	19,736	21.0
Maintenance, materials and repairs	38,190	35,015	9.1
Landing fees and other rents	30,268	26,380	14.7
Aircraft insurance and security services	5,895	6,386	(7.7)
Marketing and advertising	10,151	11,960	(15.1)
Depreciation	11,547	6,208	86.0
Other operating	48,746	39,438	23.6

Total operating expenses	544,316	473,662	14.9

Operating Income	69,742	54,501	28.0
Other (Income) Expense:
Interest income	(5,521)	(5,549)	(0.5)
Interest expense	18,321	11,901	53.9
Capitalized interest	(2,361)	(3,284)	(28.1)
Gain on sale of aircraft	(7,239)	—	—

Other	156	—	—

Other (income) expense, net	3,356	3,068	9.4

Income Before Income Taxes	66,386	51,433	29.1
Income tax expense	24,881	19,475	27.8

Net Income	$41,505	$31,958	29.9

Earnings per Common Share
Basic	$0.45	$0.35	28.6
Diluted	$0.41	$0.32	28.1
Weighted-average Shares Outstanding
Basic	91,524	90,744	0.9
Diluted	104,366	103,806	0.5
EBITDA	$88,372	$60,709	45.6
Operating margin	11.4%	10.3%	1.1	pts.
Net margin	6.8%	6.1%	0.7	pts.

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	Three Months Ended June 30,				Percent Change
	2007		2006
Second Quarter Statistical Summary:
Revenue passengers	6,323,023		5,409,351		16.9
Revenue passenger miles (000s)	4,527,372		3,702,762		22.3
Available seat miles (000s)	5,747,975		4,739,070		21.3
Block hours	134,316		114,621		17.2
Passenger load factor	78.8%		78.1%		0.7	pts.
Break-even load factor	69.9%		70.2%		(0.3	)pts.
Average fare	$92.74		$94.18		(1.5)
Average yield per RPM	12.95	¢	13.76	¢	(5.9)
Passenger revenue per ASM	10.20	¢	10.75	¢	(5.1)
Operating cost per ASM	9.47	¢	9.99	¢	(5.2)
Fuel price neutral cost per ASM	9.52	¢	9.99	¢	(4.7)
Non-fuel operating cost per ASM	5.92	¢	6.30	¢	(6.0)
Average cost of aircraft fuel per gallon	$2.23		$2.26		(1.3)
Gallons of fuel burned	91,433,439		77,440,100		18.1
Weighted-average number of aircraft	133		113		17.7

AirTran Holdings, Inc.

Consolidated Statements of Income

(In thousands, except per share data and statistical summary)

(Unaudited)

	Six Months Ended June 30,		Percent Change
	2007	2006
Operating Revenues:
Passenger	$1,065,420	$908,792	17.2
Cargo	2,058	2,079	(1.0)
Other	51,105	33,334	53.3

Total operating revenues	1,118,583	944,205	18.5
Operating Expenses:
Salaries, wages and benefits	218,689	188,773	15.8
Aircraft fuel	370,086	321,150	15.2
Aircraft rent	121,560	110,652	9.9
Distribution	42,803	35,684	20.0
Maintenance, materials and repairs	71,724	68,234	5.1
Landing fees and other rents	59,180	49,033	20.7
Aircraft insurance and security services	11,631	12,285	(5.3)
Marketing and advertising	21,280	23,002	(7.5)
Depreciation	21,788	12,282	77.4
Other operating	96,702	79,865	21.1

Total operating expenses	1,035,443	900,960	14.9

Operating Income	83,140	43,245	92.3
Other (Income) Expense:
Interest income	(10,498)	(10,053)	4.4
Interest expense	34,983	22,337	56.6
Capitalized interest	(4,845)	(6,295)	(23.0)
Gain on sale of aircraft	(7,239)	—	—
Other	156	—	—

Other (income) expense, net	12,557	5,989	109.7

Income Before Income Taxes	70,583	37,256	89.5
Income tax expense	26,631	14,108	88.8

Net Income	$43,952	$23,148	89.9

Earnings per Common Share
Basic	$0.48	$0.26	84.6
Diluted	$0.45	$0.25	80.0
Weighted-average Shares Outstanding
Basic	91,431	89,992	1.6
Diluted	104,244	103,534	0.7
EBITDA	$112,011	$55,527	101.7
Operating margin	7.4%	4.6%	2.8	pts.
Net margin	3.9%	2.5%	1.4	pts.

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	Six Months Ended June 30,				Percent Change
	2007		2006
Six Month Statistical Summary:
Revenue passengers	11,403,131		9,896,836		15.2
Revenue passenger miles (000s)	8,175,491		6,763,030		20.9
Available seat miles (000s)	10,955,107		9,060,814		20.9
Block hours	258,568		221,679		16.6
Passenger load factor	74.6%		74.6%		—	pts.
Break-even load factor	69.7%		71.6%		(1.9	)pts.
Average fare	$93.43		$91.83		1.7
Average yield per RPM	13.03	¢	13.44	¢	(3.1)
Passenger revenue per ASM	9.73	¢	10.03	¢	(3.0)
Operating cost per ASM	9.45	¢	9.94	¢	(4.9)
Fuel price neutral cost per ASM	9.52	¢	9.94	¢	(4.2)
Non-fuel operating cost per ASM	6.07	¢	6.40	¢	(5.2)
Average cost of aircraft fuel per gallon	$2.13		$2.17		(1.8)
Gallons of fuel burned	174,114,058		148,272,405		17.4
Weighted-average number of aircraft	131		110		19.1

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three Months and Six Months Ended June 30, 2007 and 2006

Within our press release, we make reference to certain non-GAAP financial measures including EBITDA and EBITDAR. Earnings before income taxes, interest, depreciation and amortization (“EBITDA”) represents the sum of income before income taxes, interest, depreciation and amortization. EBITDAR is a presentation of earnings before interest, taxes, depreciation, amortization, and aircraft rents. The EBITDAR indicator expands on EBITDA by excluding aircraft rent to give another indication of financial performance. Our disclosure of operating costs (CASM), non-fuel operating cost (non-fuel CASM) and fuel price neutral cost per available seat mile (fuel price neutral CASM), are consistent with financial measures reported by other airlines and analysts.

We believe that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a year-over-year and a quarter sequential basis. Whenever such information is presented, we have complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. The specific reasons, in addition to the reasons described above, why our management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding our financial condition, results of operations and cash flows are as follows:

EBITDAR and EBITDA are supplemental non-GAAP financial measures used by management, as well as industry analysts, to evaluate operations and operating performance. In particular, management utilizes EBITDAR to compare the operating profitability of our operations, excluding aircraft ownership and rental costs, with those of its competitors. In arriving at EBITDAR, aircraft rental expense is added to EBITDA because the Company has acquired a significant number of our aircraft pursuant to leases in addition to purchase financing arrangements and believes this provides a comparison of operating profitability to competitors that own their aircraft. The Company is also presenting EBITDA and EBITDAR because each are used by some industry analysts and investors as a way to assess a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements.

The Company has significant uses of cash flow, including capital expenditures, aircraft rent payments, interest payments and debt principal repayments, which are not reflected in EBITDA or EBITDAR.

Neither EBITDA nor EBITDAR should be interpreted as an alternative to income from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with accounting principles generally accepted in the United States.

Because neither EBITDA nor EBITDAR are measures determined in accordance with accounting principles generally accepted in the United States, such measures are susceptible to varying calculations and not all companies calculate EBITDA or EBITDAR in the same manner. As a result, EBITDA or EBITDAR as presented may not be directly comparable to similarly titled measures presented by other companies.

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
The following table reconciles net income to EBITDA:
Net income	$41,505	$31,958	$43,952	$23,148
Add back:
Income tax expense	24,881	19,475	26,631	14,108
Interest expense, net	10,439	3,068	19,640	5,989
Depreciation	11,547	6,208	21,788	12,282

EBITDA	$88,372	$60,709	$112,011	$55,527

The following table reconciles net income to EBITDAR:
Net income	$41,505	$31,958	$43,952	$23,148
Add back:
Income tax expense	24,881	19,475	26,631	14,108
Interest expense, net	10,439	3,068	19,640	5,989
Depreciation	11,547	6,208	21,788	12,282
Aircraft Rent	60,667	56,915	121,560	110,652

EBITDAR	$149,039	$117,624	$233,571	$166,179

The following table reconciles net margin to net margin adjusted:
Net income	$41,505	$31,958	$43,952	$23,148
Total operating revenues	614,058	528,163	1,118,583	944,205
Net margin	6.8	6.1	3.9	2.5

Net income	$41,505	$31,958	$43,952	$23,148
Less:
Gain, net of taxes	4,524	—	4,510	—

Net income, adjusted	$36,981	$31,958	$39,442	$23,148
Total operating revenues	614,058	528,163	1,118,583	944,205
Net margin, adjusted	6.0	6.1	3.5	2.5

The following table shows the calculation of non-fuel operating cost per ASM:
Total operating expenses	$544,316	$473,662	$1,035,443	$900,960
ASMs (000)	5,747,975	4,739,070	10,955,107	9,060,814
Operating cost per ASM (cents)	9.47	9.99	9.45	9.94

Total operating expenses	$544,316	$473,662	$1,035,443	$900,960
Less: aircraft fuel	(204,006)	(175,116)	(370,086)	(321,150)

Non-fuel operating cost	$340,310	$298,546	$665,357	$579,810

ASMs (000)	5,747,975	4,739,070	10,955,107	9,060,814
Non-fuel operating cost per ASM (cents)	5.92	6.30	6.07	6.40

The following table shows the calculation of fuel price neutral cost per ASM:
Gallons of fuel burned	91,433,439		174,114,058
Prior year cost of fuel (dollars/gallon)	2.26		2.17
Total operating expenses	$544,316	$473,662	$1,035,443	$900,960
Aircraft fuel based on prior year price	206,640		377,828
Aircraft fuel for current period	(204,006)		(370,086)

Adjusted total operating expenses	$546,950		$1,043,185

ASMs (000)	5,747,975	4,739,070	10,955,107	9,060,814
Fuel-neutral cost per ASM (cents)	9.52	9.99	9.52	9.94